News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

October 29, 2014
(N)
NYSE:STR
14-21

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS THIRD-QUARTER 2014 EARNINGS OF $38.6 MILLION
Third-quarter 2014 EPS up 22% over Adjusted 2013 EPS
Raises 2014 EPS Guidance Range to $1.25 - $1.30 per Diluted Share
SALT LAKE CITY - Questar Corporation (NYSE:STR) reported third-quarter 2014 net income of $38.6 million, or $0.22 per diluted share, compared to a net loss of $19.2 million, or $0.11 per diluted share, in the third-quarter 2013. The 2013 quarterly loss included a non-cash impairment charge of $52.4 million after-tax, or $0.29 per diluted share, for the eastern segment of the Southern Trails Pipeline. Excluding the impairment charge, adjusted net income for the 2013 period was $33.2 million, or $0.18 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the quarter rose 8% to $121.1 million compared to $112.6 million in the year-ago period. Return on average common equity (ROE) was 19.9% for the 12 months ended September 30, 2014, compared to 14.9% for the same period in 2013, or 19.4% without the impairment charge.

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended September 30,
	2014	2013	Change
	(in millions, except earnings per share)
Questar Gas	$(9.1)	$(9.0)	$(0.1)	(1%)
Wexpro	31.1	27.5	3.6	13%
Questar Pipeline	14.9	14.5	0.4	3%
Corporate and other	1.7	0.2	1.5	750%
Adjusted earnings	38.6	33.2	5.4	16%
Asset impairment(a)	—	(52.4)	52.4	NM
Net income (loss)	$38.6	$(19.2)	$57.8	301%

Adjusted earnings per diluted share	$0.22	$0.18	$0.04	22%
Asset impairment(a)	—	(0.29)	0.29	NM
Earnings (loss) per diluted share	$0.22	$(0.11)	$0.33	300%
Weighted-average diluted shares	176.1	175.5	0.6	—%

(a) Impairment of the eastern segment of Questar Pipeline's Southern Trails Pipeline in 2013.

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended September 30,
	2014	2013	Change
	(in millions)
Questar Gas	$5.8	$2.5	$3.3	132%
Wexpro	68.4	62.2	6.2	10%
Questar Pipeline	43.5	43.5	—	—%
Corporate and other	3.4	4.4	(1.0)	(23%)
Total Adjusted EBITDA	$121.1	$112.6	$8.5	8%
(a) Management defines Adjusted EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. See computations on the last page of the attached financial statements.

“I am pleased to report that on a consolidated basis, earnings per diluted share were 22% higher for the quarter and 13% higher for the year-to-date period when we factor out the 2013 impairment charge for the same periods in 2013,” said Ronald W. Jibson, Questar chairman, president and CEO. “Each of Questar’s business units performed very well during the third quarter. Questar Gas posted an expected seasonal net loss at about the same level as in 2013. Wexpro posted a 13% increase in net income, while Questar Pipeline posted modest net income growth compared to its adjusted third-quarter 2013 results. Adjusted EBITDA was up 8% for the third quarter of 2014 and up 11% for the year-to-date period. Given our strong performance so far in 2014, we are pleased to raise our 2014 EPS guidance range to $1.25 to $1.30 per diluted share.”

Recent highlights include:

•	Questar Gas's customer 12-month growth rate was 1.7%, amounting to 16,200 net new customers.

•
Questar Gas invested $26.9 million in its infrastructure-replacement program in the quarter and $59.8 million for the first nine months of 2014, up 50% and 38%, respectively, over the same 2013 periods.

•	Wexpro's investment base grew by 22% over the past 12 months to $664.6 million, up from $545.9 million last year. The $103.7 million Trail acquisition accounted for most of the increase.

•	Wexpro earned an 18.4% return on its average investment base for the 12 months ended September 30, 2014.

•	Questar Pipeline's Mainline-3 replacement project was successfully completed ahead of schedule and under budget and placed back into service during the third quarter.

•	Questar Fueling recently opened three new compressed natural gas (CNG) stations, in Dallas and DeSoto, Texas, and in Kansas City, Kan.
Questar Gas
Questar Gas reported a seasonal net loss of $9.1 million for the third quarter of 2014 compared to a $9.0 million net loss in the 2013 period. Questar Gas, because of the seasonal nature of its business, usually reports losses in the second and third quarter each year. It generated $5.8 million of Adjusted EBITDA in the 2014 third quarter compared to $2.5 million for the 2013 quarter. On a financial basis, Questar Gas earned a 10.2% ROE for the 12 months ended September 30, 2014. The following table summarizes changes in Questar Gas margin (revenues less cost of gas sold):
CHANGE IN QUESTAR GAS MARGIN

3 Months Ended September 30, 2014 vs. 2013
(in millions)
Customer growth	$0.6
Transportation	1.0
Change in rates	3.1
Infrastructure-replacement cost recovery	(1.3)
Demand-side-management cost recovery	0.8
Alternative fuel tax credit	(0.7)
Recovery of gas-cost portion of bad-debt costs	0.7
Other	0.2
Increase	$4.4

As of September 30, 2014, Questar Gas served about 954,800 customers, up 1.7% from 938,600 customers a year ago. Margin increased by $0.6 million for the quarter due to new customers. Transportation growth added $1.0 million to gross margin due to continuing demand growth at Rocky Mountain Power’s power-generation facilities. Increased rates resulting from the Utah Public Service Commission’s February 2014 rate case order added $3.1 million to margin in the quarter. An additional $0.8 million of margin was due to demand-side-management (DSM) cost-recovery revenues, which are offset by equivalent changes in the program's expenses.
Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding DSM costs, were up 3% to $34 per customer for the three months ended September 30, 2014, compared to $33 a year earlier, primarily due to higher system integrity management costs.
Questar Gas maintains an ongoing safety and reliability-driven infrastructure-replacement and upgrade program. Allowed expenditures under this program are covered by a cost-tracking mechanism that enables the investment in completed projects to be placed into rate base and earned on without going through a general rate case. In the February 2014 order, the Public Service Commission of Utah extended and enhanced that infrastructure-replacement-tracker program to include intermediate high-pressure belt mains and to allow recovery of up to $65 million annually, versus $55 million previously. The order also reset the recovery of costs under the infrastructure-replacement program, resulting in $1.3 million lower margin in the recent quarter compared to the year-ago quarter. Questar Gas expects to spend the full $65 million allowed under the tracker in 2014 and a similar amount for several years to come.
On May 1, 2014, Questar Gas filed a general rate case in Wyoming requesting an increase in revenues of $1.9 million and an authorized return on equity of 10.05%. Hearings in the case are scheduled for the fourth quarter. Any resulting rate changes would be effective March 1, 2015.
Wexpro
Wexpro's net income rose 13% to $31.1 million in the third quarter of 2014, compared to $27.5 million in the third quarter of 2013. Adjusted EBITDA grew 10% to $68.4 million in the current quarter versus $62.2 million last year. Wexpro's total investment base rose 22% to $664.6 million at quarter-end compared to the year-ago quarter-end. The majority of the increase in earnings, Adjusted EBITDA and the investment base was due to the addition of the Trail acquisition properties to the Wexpro II investment base in the first quarter of 2014. Wexpro earned an 18.4% after-tax return on its average total investment base for the 12 months ended September 30, 2014.

This included a 19.6% return on the original Wexpro investment base and an 8.2% return on the Wexpro II investment base. The 1981 Wexpro Agreement with the states of Utah and Wyoming allows Wexpro to recover its costs and earn an unlevered after-tax return of about 20% on its average investment base. The Wexpro II Agreement, approved in 2013, allows Wexpro to make acquisitions of energy-development properties and earn the utility’s cost of capital, currently 7.64%, on the cost of approved acquisitions. Subsequent successful development spending on those acquisitions will earn the same 20% return as under the original 1981 Wexpro Agreement.
All of Wexpro’s natural gas production from properties included in both Wexpro agreements is dedicated to Questar Gas and its customers on a cost-of-service basis. Wexpro production currently provides about two-thirds of the utility's annual gas-supply requirements. During the third quarter of 2014, Wexpro increased cost-of-service gas production for Questar Gas by 16% to 15.4 Bcf, up from 13.3 Bcf a year ago. For the year-to-date and trailing 12 months ended September 30, 2014, cost-of-service production amounted to 51.6 Bcf and 67.3 Bcf, respectively, compared to 43.5 Bcf and 57.0 Bcf over the same periods in 2013. Revenues from oil and natural gas liquids (NGL) sales decreased 32% in the current quarter compared to the same period in 2013 due to lower production volumes and prices. Oil and NGL revenues are shared with Questar Gas customers after production expenses and allowed returns are covered. A summary of changes in Wexpro's investment base is provided below:
CHANGE IN WEXPRO INVESTMENT BASE

12 Months Ended September 30, 2014
(in millions)
Beginning investment base	$545.9
Property acquisitions	103.7
Successful development wells	122.9
Depreciation, depletion and amortization	(98.2)
Change in deferred income taxes	(9.7)
Ending investment base	$664.6
Wexpro's revenues grew 13% in the third quarter of 2014 compared to 2013, primarily due to the impact of the Trail acquisition. Operating and maintenance expenses were up 6% in the third quarter of 2014, largely due to higher natural gas production volumes. Other operating expenses, such as production taxes and depreciation, were also higher, primarily due to the addition of the Trail assets.

The opportunity for Wexpro to acquire and develop additional properties located close to Questar Gas markets can provide significant long-term benefits to both customers and shareholders. Wexpro continues to look for such opportunities to acquire additional development properties that fit the cost-of-service model, and plans to spend an average of $50 million annually on acquisitions that can provide long-lived and low-cost natural gas production. Future acquisitions and their subsequent development as cost-of-service properties will help ensure the long-term growth of Wexpro’s investment base and earnings.
Questar Pipeline
Questar Pipeline reported third-quarter 2014 net income of $14.9 million, compared to adjusted net income of $14.5 million a year ago. Adjusted third-quarter 2013 net income excludes the $52.4 million after-tax write-down of the eastern segment of the Southern Trails Pipeline. Questar Pipeline generated $43.5 million of Adjusted EBITDA in the third quarter of 2014, the same as in the prior-year period. It earned an 11.2% ROE for the 12 months ended September 30, 2014. During 2014, Questar Pipeline has benefited from lower employee-related costs and improved revenues from renegotiated processing agreements. Depreciation and amortization expenses were lower in the third quarter of 2014 than in 2013 due to lower average property, plant and equipment levels. Combined O&M and G&A costs per dth of demand were down about 1% for the recent quarter when compared to the same quarter last year. A summary of changes in Questar Pipeline revenues is provided below:
CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended September 30, 2014 vs. 2013
(in millions)
Transportation	$0.4
Storage	0.2
NGL sales	(0.7)
Energy services	(0.1)
Other	0.6
Increase	$0.4
At September 30, 2014, Questar Pipeline held net firm-transportation contracts totaling 5,058 thousand decatherms (Mdth) per day, up slightly from 5,020 Mdth per day at September 30, 2013. Higher transportation revenues are primarily from the additional demand from Rocky Mountain Power's Lake Side 2 expansion project. Storage and energy services revenues remained steady in the third quarter of 2014 compared to the same period in

2013, but NGL sales were down due to lower volumes. Other revenues increased by $0.6 million, primarily from incentive payments received under revised processing agreements to manage gas interchangeability on Questar Pipeline’s system and recovery of cost-of-service for conditioning gas at Clay Basin.
Questar Pipeline completed the difficult 3.3-mile, 16-inch diameter Weber Canyon segment of its multi-year Mainline-3 replacement program in mid-August. The project was completed two months ahead of schedule at a capital cost of $23.2 million. The project was $6 million under budget due to right-of-way construction adjustments that eliminated significant sections of debris fence installation and minimal weather-related construction delays.
Questar Pipeline’s Inland California Express project
Questar Pipeline continues development work with its partner, a unit of Spectra Energy, on the Inland California Express (ICE) project to potentially recommission the western segment of its Southern Trails Pipeline to transport crude oil. The western segment extends 96 miles from Whitewater to Long Beach, Calif. The project would include the development of a rail terminal to offload up to 120,000 barrels per day of crude into the pipeline for delivery to refineries in Southern California. The partners continue to market the project and are currently working with refiners to outline the general framework for potential service agreements. To meet a 2017 in-service target date, the partners are working to finalize selection of a preferred unloading terminal site, complete preliminary engineering and submit conditional land-use applications in the next few months.
Questar Fueling
Questar Fueling Company has become a significant player in the nationwide development of high-capacity fast-fill and time-fill CNG-fueling stations for trucking fleet operators and motorists who drive natural gas vehicles. During the third quarter of 2014, Questar Fueling began construction on three new fueling sites in Dallas and DeSoto, Texas, and in Kansas City, Kan. All three locations are now in operation. In late 2013, two other facilities in Houston, Texas, and Topeka, Kan., began operating. In December 2014 or January 2015, Questar Fueling will open two more stations, one in Salt Lake City, Utah and one in San Antonio, Texas. Additional CNG stations are under development and scheduled to open later in 2015 in Phoenix, Ariz.; Bakersfield Calif.; Killingly, Conn.; and Las Vegas, Nev. Questar expects to spend about $25 million annually to develop high-capacity CNG fueling facilities and continues to see significant long-term growth potential for the use of natural gas for transportation.

Corporate and other
Corporate and other operations, which include Questar Fueling, reported earnings of $1.7 million in the third quarter of 2014, compared to earnings of $0.2 million in the third quarter of 2013. Third-quarter 2014 corporate earnings benefited from research and development tax credits and lower deferred compensation expenses. Quarterly earnings included a $0.3 million loss at Questar Fueling.
2014 EPS guidance raised
Questar now expects 2014 EPS to range from $1.25 to $1.30 per diluted share, raised from prior guidance of $1.18 to $1.28 per diluted share. Initial 2015 guidance will be provided in February 2015 as part of the year-end 2014 earnings release.
“In summary, we have had an excellent year so far, with quarterly and year-to-date EPS up 22% and 13%, respectively, allowing us to raise full-year 2014 guidance to between $1.25 and $1.30 per diluted share,” Jibson said. “Our integrated strategy continues to deliver consistent growth and returns. Going forward, we expect to see continued strong customer growth and capital spending at Questar Gas, further acquisition and development activities at Wexpro, continuing Questar Pipeline development of growth projects, such as ICE, and major CNG-fueling station development for Questar Fueling. This bodes well for sustainable, long-term benefits for Questar, its customers, employees and shareholders."
Third-quarter 2014 earnings teleconference
Questar management will discuss third-quarter 2014 results and the outlook for the remainder of 2014 in a conference call with investors Thursday, October 30, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.

About Questar Corporation
Questar is a Rockies-based integrated natural gas company with an enterprise value of about $5.5 billion, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2013;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.
# # #

For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2014	2013	2014	2013	2014	2013
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$100.7	$89.4	$642.0	$647.8	$979.4	$928.8
Wexpro	9.4	13.2	29.5	32.0	42.6	41.0
Questar Pipeline	47.3	47.0	143.4	142.3	190.6	195.3
Other	0.5	—	1.2	—	1.4	—
Total Revenues	157.9	149.6	816.1	822.1	1,214.0	1,165.1

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	(42.3)	(35.0)	81.6	157.4	210.1	250.6
Operating and maintenance	39.2	36.4	136.1	122.2	188.2	169.8
General and administrative	26.0	24.4	88.0	90.2	118.8	123.0
Retirement incentive	—	—	—	—	—	4.9
Production and other taxes	16.8	15.2	53.4	45.2	65.6	55.1
Depreciation, depletion and amortization	50.8	47.4	162.9	143.4	214.3	189.4
Abandonment and impairment	—	80.6	2.0	80.6	2.0	80.6
Total Operating Expenses	90.5	169.0	524.0	639.0	799.0	873.4
Net gain from asset sales	1.5	—	1.6	0.1	1.3	0.1
OPERATING INCOME (LOSS)	68.9	(19.4)	293.7	183.2	416.3	291.8
Interest and other income	2.0	3.1	5.0	9.2	5.7	10.5
Income from unconsolidated affiliate	0.9	0.9	2.7	2.8	3.6	3.7
Interest expense	(15.7)	(13.9)	(47.3)	(42.7)	(61.5)	(56.3)
INCOME (LOSS) BEFORE INCOME TAXES	56.1	(29.3)	254.1	152.5	364.1	249.7
Income taxes	(17.5)	10.1	(90.1)	(59.4)	(132.0)	(92.8)
NET INCOME (LOSS)	$38.6	$(19.2)	$164.0	$93.1	$232.1	$156.9

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.22	$(0.11)	$0.93	$0.53	$1.32	$0.89
Diluted	0.22	(0.11)	0.93	0.53	1.32	0.89
Weighted-average common shares outstanding
Used in basic calculation	175.8	175.5	175.8	175.4	175.7	175.5
Used in diluted calculation	176.1	175.5	176.1	176.1	176.0	176.1
Dividends per common share	$0.19	$0.18	$0.56	$0.53	$0.74	$0.70

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2014	2013	2014	2013	2014	2013
	(in millions)
Net income (loss)	$38.6	$(19.2)	$164.0	$93.1	$232.1	$156.9
Other comprehensive income (loss):
Pension and other postretirement benefits	3.7	9.0	12.5	24.7	156.6	(28.1)
Interest rate cash flow hedge amortization	0.1	0.1	0.4	0.4	0.5	0.4
Change in fair value of long-term investment	—	—	—	(0.1)	—	(0.1)
Income taxes	(1.3)	(3.4)	(4.9)	(9.4)	(60.2)	10.8
Net other comprehensive income (loss)	2.5	5.7	8.0	15.6	96.9	(17.0)
COMPREHENSIVE INCOME (LOSS)	$41.1	$(13.5)	$172.0	$108.7	$329.0	$139.9

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2014	2013	2014	2013	2014	2013
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$100.7	$89.4	$642.0	$647.8	$979.4	$928.8
Wexpro	9.4	13.2	29.5	32.0	42.6	41.0
Questar Pipeline	47.3	47.0	143.4	142.3	190.6	195.3
Other	0.5	—	1.2	—	1.4	—
Total	$157.9	$149.6	$816.1	$822.1	$1,214.0	$1,165.1

Revenues from Affiliated Companies
Questar Gas	$—	$0.2	$—	$0.6	$—	$0.8
Wexpro	82.3	68.1	266.3	215.2	345.9	284.7
Questar Pipeline	17.7	17.6	54.7	54.8	76.6	74.0
Total	$100.0	$85.9	$321.0	$270.6	$422.5	$359.5

Operating Income (Loss)
Questar Gas	$(9.4)	$(11.2)	$60.7	$55.3	$107.3	$95.6
Wexpro	47.2	40.7	141.5	121.9	187.3	162.1
Questar Pipeline	28.8	(52.6)	89.3	5.7	119.1	34.5
Corporate and other	2.3	3.7	2.2	0.3	2.6	(0.4)
Total	$68.9	$(19.4)	$293.7	$183.2	$416.3	$291.8

Net Income (Loss)
Questar Gas	$(9.1)	$(9.0)	$27.2	$26.8	$53.2	$50.6
Wexpro	31.1	27.5	93.0	82.2	121.4	109.6
Questar Pipeline	14.9	(37.9)	46.3	(7.6)	62.1	7.3
Corporate and other	1.7	0.2	(2.5)	(8.3)	(4.6)	(10.6)
Total	$38.6	$(19.2)	$164.0	$93.1	$232.1	$156.9

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2014	2013	2014	2013	2014	2013
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	7.4	7.2	65.8	75.4	105.3	107.3
Industrial sales	1.0	1.1	3.1	3.2	4.3	4.3
Transportation for industrial customers	21.9	16.3	60.5	45.9	79.1	62.1
Total industrial	22.9	17.4	63.6	49.1	83.4	66.4
Total deliveries	30.3	24.6	129.4	124.5	188.7	173.7

Natural gas revenue (per dth)
Residential and commercial sales	$10.70	$9.86	$8.82	$7.87	$8.52	$7.95
Industrial sales	6.59	6.53	6.51	6.27	6.65	6.67
Transportation for industrial customers	0.21	0.24	0.22	0.23	0.22	0.22
Colder (warmer) than normal temperatures	(60%)	(38%)	(17%)	11%	(9%)	—%
Temperature-adjusted usage per customer (dth)	7.1	7.1	74.3	71.0	111.3	105.9
Customers at September 30, (thousands)	955	939

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	15.4	13.3	51.6	43.5	67.3	57.0
Natural gas - sales (Bcf)	0.1	0.4	0.6	0.4	1.6	0.5
Oil and NGL (Mbbl)	145	147	454	458	613	640
Natural gas average sales price (per Mcf)	$4.54	$3.65	$4.49	$3.64	$4.04	$3.59
Oil and NGL average sales price (per bbl)	$85.03	$92.52	$86.27	$86.05	$85.23	$83.61
Investment base at September 30, (in millions)	$664.6	$545.9

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	186.1	193.5	543.9	565.3	732.0	769.3
For Questar Gas	21.1	15.0	85.1	81.7	122.9	105.1
Total transportation	207.2	208.5	629.0	647.0	854.9	874.4

Transportation revenue (per dth)	$0.23	$0.23	$0.23	$0.22	$0.23	$0.22
Net firm-daily transportation demand at September 30, (Mdth)	5,058	5,020
Natural gas processing
NGL sales (Mbbl)	31	42	100	127	136	179
NGL average sales price (per bbl)	$56.03	$59.01	$58.70	$58.66	$59.10	$58.31

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,	December 31,
	2014	2013	2013
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$7.3	$—	$16.0
Accounts receivable, net	57.3	58.0	123.8
Unbilled gas accounts receivable	12.8	11.7	93.4
Inventories	94.5	83.4	63.7
Current regulatory assets	84.2	49.3	35.8
Prepaid expenses and other	6.3	6.0	9.5
Deferred income taxes - current	14.7	8.8	9.7
Total Current Assets	277.1	217.2	351.9
Property, Plant and Equipment	5,852.3	5,583.8	5,674.7
Accumulated depreciation, depletion and amortization	(2,185.2)	(2,037.9)	(2,071.7)
Net Property, Plant and Equipment	3,667.1	3,545.9	3,603.0
Investment in unconsolidated affiliate	24.9	25.8	25.6
Noncurrent regulatory and other assets	68.8	72.2	73.8
TOTAL ASSETS	$4,037.9	$3,861.1	$4,054.3

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$—	$1.6	$—
Short-term debt	234.0	355.0	276.0
Accounts payable and accrued expenses	225.4	211.6	264.8
Current regulatory liabilities	11.0	1.8	14.1
Current portion of long-term debt and capital lease obligation	1.0	0.8	0.9
Total Current Liabilities	471.4	570.8	555.8
Long-term debt and capital lease obligation, less current portion	1,283.3	1,136.1	1,285.5
Deferred income taxes	718.5	645.9	707.2
Noncurrent regulatory and other liabilities	285.4	449.7	307.0
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,279.3	1,058.6	1,198.8
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$4,037.9	$3,861.1	$4,054.3

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	9 Months Ended
	September 30,
	2014	2013
	(in millions)
OPERATING ACTIVITIES
Net income	$164.0	$93.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	169.1	148.7
Deferred income taxes	1.4	37.2
Abandonment and impairment	2.0	80.6
Share-based compensation	8.5	7.7
Net (gain) from asset sales	(1.6)	(0.1)
(Income) from unconsolidated affiliate	(2.7)	(2.8)
Distributions from unconsolidated affiliate and other	4.1	4.2
Changes in operating assets and liabilities	17.7	55.4
NET CASH PROVIDED BY OPERATING ACTIVITIES	362.5	424.0

INVESTING ACTIVITIES
Property, plant and equipment	(235.3)	(287.4)
Wexpro acquisition of producing properties	—	(106.7)
Cash used in disposition of assets	(2.6)	(3.1)
Proceeds from disposition of assets	9.4	0.6
NET CASH USED IN INVESTING ACTIVITIES	(228.5)	(396.6)

FINANCING ACTIVITIES
Common stock	(2.8)	(2.0)
Change in short-term debt	(42.0)	92.0
Checks outstanding in excess of cash balances	—	1.6
Long-term debt and capital lease obligation repaid	(0.7)	(42.6)
Long-term debt issuance costs	—	(1.7)
Dividends paid	(98.5)	(93.0)
Tax benefits from share-based compensation	1.3	1.5
NET CASH USED IN FINANCING ACTIVITIES	(142.7)	(44.2)
Change in cash and cash equivalents	(8.7)	(16.8)
Beginning cash and cash equivalents	16.0	16.8
Ending cash and cash equivalents	$7.3	$—

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

1. Management believes that net income, diluted earnings per common share and return on average common equity (ROE) before the third-quarter 2013 impairment of the eastern segment of Questar Pipeline's Southern Trails Pipeline are useful measures to assess ongoing results of operations because of the impairment charge's infrequent and nonrecurring nature.

The following table reconciles GAAP net income (loss) and diluted earnings (loss) per common share to non-GAAP adjusted earnings and diluted earnings per common share before the third-quarter 2013 impairment of the eastern segment of Southern Trails Pipeline for the three, nine and 12 months ended September 30, 2013. The table also reconciles GAAP ROE to non-GAAP adjusted ROE before the impairment charge for the 12 months ended September 30, 2013.

	Questar Consolidated			Questar Pipeline
	3 Months Ended	9 Months Ended	12 Months Ended	3 Months Ended	9 Months Ended	12 Months Ended
	September 30, 2013			September 30, 2013
	(in millions, except earnings per share)
Net income (loss) [1]	$(19.2)	$93.1	$156.9	$(37.9)	$(7.6)	$7.3
Asset impairment charge	80.6	80.6	80.6	80.6	80.6	80.6
Income taxes on asset impairment charge	(28.2)	(28.2)	(28.2)	(28.2)	(28.2)	(28.2)
After-tax asset impairment charge	52.4	52.4	52.4	52.4	52.4	52.4
Adjusted earnings before asset impairment charge [2]	$33.2	$145.5	$209.3	$14.5	$44.8	$59.7

EARNINGS (LOSS) PER COMMON SHARE
Diluted earnings (loss) per share	$(0.11)	$0.53	$0.89
Diluted loss per share attributable to asset impairment	0.29	0.29	0.29
Adjusted diluted earnings per share before asset impairment	$0.18	$0.82	$1.18
Weighted-average common shares outstanding
Used in diluted calculation	175.5	176.1	176.1
Dilutive shares attributable to add-back of impairment charge	0.4	—	—
Adjusted weighted-average diluted shares before impairment charge	175.9	176.1	176.1

Return on Average Common Equity
Average common shareholders' equity [3]			$1,054.1			$579.2
Change in average shareholders' equity attributable to asset impairment			26.2			26.2
Average common shareholders' equity before asset impairment [4]			$1,080.3			$605.4

Return on average common equity [1] ÷ [3]			14.9%			1.3%
Change in ROE attributable to asset impairment charge			4.5%			8.6%
Adjusted ROE before asset impairment charge [2] ÷ [4]			19.4%			9.9%

2. Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended September 30, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$38.6	$(9.1)	$31.1	$14.9	$1.7
Interest expense	15.7	7.1	—	6.5	2.1
Income taxes	17.5	(5.7)	16.4	8.6	(1.8)
Depreciation, depletion and amortization	50.8	13.5	22.4	13.5	1.4
Net (gain) from asset sales	(1.5)	—	(1.5)	—	—
Adjusted EBITDA	$121.1	$5.8	$68.4	$43.5	$3.4
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended September 30, 2013:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$(19.2)	$(9.0)	$27.5	$(37.9)	$0.2
Interest expense	13.9	5.3	0.1	6.5	2.0
Income taxes	(10.1)	(6.2)	14.5	(19.7)	1.3
Depreciation, depletion and amortization	47.4	12.4	20.1	14.0	0.9
Asset impairment	80.6	—	—	80.6	—
Adjusted EBITDA	$112.6	$2.5	$62.2	$43.5	$4.4
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the nine months ended September 30, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$164.0	$27.2	$93.0	$46.3	$(2.5)
Interest expense	47.3	21.2	—	19.6	6.5
Income taxes	90.1	16.6	49.2	26.8	(2.5)
Depreciation, depletion and amortization	162.9	40.3	78.2	40.7	3.7
Net (gain) from asset sales	(1.6)	(0.1)	(1.5)	—	—
Abandonment and impairment	2.0	—	2.0	—	—
Adjusted EBITDA	$464.7	$105.2	$220.9	$133.4	$5.2
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the nine months ended September 30, 2013:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$93.1	$26.8	$82.2	$(7.6)	$(8.3)
Interest expense	42.7	16.7	0.1	19.5	6.4
Income taxes	59.4	15.6	43.8	(2.2)	2.2
Depreciation, depletion and amortization	143.4	36.9	61.6	42.2	2.7
Net (gain) from asset sales	(0.1)	—	(0.1)	—	—
Asset impairment	80.6	—	—	80.6	—
Adjusted EBITDA	$419.1	$96.0	$187.6	$132.5	$3.0